Exhibit 99.1

Consolidated Balance Sheets

	March 31, 2007	December 31, 2006
Assets
Cash and due from banks	$ 9,290,260	$ 10,120,984
Federal funds sold	11,385,056	17,785,525
Investment securities	38,005,574	40,848,274
Loans	256,467,569	248,419,200
Less allowance for loan losses	2,861,788	2,901,997
Net loans	253,605,781	245,517,203
Properties and equipment	8,451,093	8,165,147
Accrued interest receivable	2,818,342	2,930,705
Other assets	8,444,369	8,236,437
Total assets	$ 332,000,475	$ 333,604,275

Liabilities
Demand deposits	39,335,711	40,971,045
Interest-bearing demand deposits	18,889,812	17,704,016
Savings deposits	36,473,103	37,356,154
Large denomination time deposits	67,090,350	63,294,716
Other time deposits	127,357,302	122,920,100
Total deposits	289,146,278	282,246,031
FHLB Advances	-	10,000,000
Other borrowings	10,000,000	10,000,000
Accrued interest payable	890,573	553,446
Other liabilities	3,071,425	2,500,629
Total liabilities	303,108,276	305,300,106

Stockholders’ equity
Preferred stock; $25 par value; 500,000 shares authorized; none outstanding	-	-
Common stock; $1.25 par value; 5,000,000 shares authorized; 1,718,968 shares issued and outstanding	2,148,710	2,148,710
Surplus	521,625	521,625
Retained earnings	27,837,014	27,336,848
Accumulated other comprehensive income (loss)	(1,615,150)	(1,703,014)
Total stockholders’ equity	28,892,199	28,304,169
Total liabilities and stockholders’ equity	$ 332,000,475	$ 333,604,275

Officers
Julian L. Givens	Chairman of the Board
Jacky K. Anderson	President & CEO
Dennis B. Gambill	Vice President
Brenda C. Smith	Secretary
Blake M. Edwards	Chief Financial Officer

Consolidated Statements of Operations

	Three Months Ended March 31,
	2007	2006
Interest income
Loans and fees on loans	$4,888,810	$4,128,953
Interest on securities	430,509	430,017
Federal funds sold	178,202	204,047
Total interest income	5,497,521	4,763,017

Interest expense
Deposits	2,480,351	1,597,468
FHLB Advances	20,267	114,000
Other Borrowings	120,507	126,000
Total interest expense	2,621,125	1,837,468
Net interest income	2,876,396	2,925,549

Provision for loan losses	60,000	112,500
Net interest income after provision	2,816,396	2,813,049

Other income
Service charges on deposit accounts	118,180	135,592
Other income	455,509	269,268
Total other income	573,689	404,860

Other expenses
Salaries and employee benefits	1,379,043	1,258,512
Occupancy expense	87,328	69,913
Equipment expense	200,444	203,030
Other expense	516,808	484,018
Total other expense	2,183,623	2,015,473
Net income before income taxes	1,206,462	1,202,436

Income taxes	362,500	364,000
Net income	$ 843,962	$ 838,436
Net income per share	$ .49	$ .49
Weighted average shares outstanding	1,718,968	1,718,968

Board of Directors
Julian L. Givens	Retired Physician
Carl J. Richardson	Retired – Grayson BankShares, Inc. and Grayson National Bank
Jacky K. Anderson	Grayson BankShares, Inc. and Grayson National Bank
Jean W. Lindsey	Walters’ Drug, Inc.
Dennis B. Gambill	Grayson BankShares, Inc. and Grayson National Bank
Jack E. Guynn, Jr	Guynn Enterprises, Inc.
Charles T. Sturgill	Grayson County Clerk of Court
J. David Vaughan	Vaughan Furniture
Thomas M. Jackson, Jr.	Attorney
Bryan L. Edwards	Sparta Town Manager

Member Federal Deposit Insurance Corporation